Exhibit 23.2


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to incorporation by reference in this Registration Statement on Form S-8 of

     (1) Our independent auditor's report dated March 29, 2002, relating to the balance sheet of Fan Energy, Inc. (SEC File No. 0-31079, CIK # 1057024) as of December 31, 2001 and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 2001 and 2000, which report appears in the 2002 Annual Report on Form 10-KSB of Fan Energy, Inc.


                                   /s/ James C. Marshall, CPA
                                   ----------------------------
                                   JAMES C. MARSHALL, CPA, P.C.

Scottsdale, Arizona
January 30, 2003